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                                                                    EXHIBIT 10.1

                      ASSIGNMENT AND DISTRIBUTION AGREEMENT

      THIS ASSIGNMENT AND DISTRIBUTORSHIP AGREEMENT (the "Agreement") is entered into as of March 22, 2000, by and among RheoLogix, L.L.C., a Delaware limited liability company ("RheoLogix"), Apheresis Technologies, Inc., a Florida corporation ("ATI") ("RheoLogix and ATI are sometimes collectively referred to as the "Assignor") and CytaLogix Corporation, a Delaware corporation ("Assignee").

                                    RECITALS

      A. Assignor is the holder, owner and possessor of certain rights, technologies, devices, know-how, proprietary information, clinical data, intellectual property, and other unique and valuable assets, tangible and intangible, which are useful in providing extracorporeal blood separation/filtering procedures, including, without limitation, rights under the Asahi Distributorship Agreement (as defined herein) and certain rights granted by the Unites States Food and Drug Administration and the United States Patent Office (the foregoing and any and all anticipated an unanticipated future rights of Assignor relating to the Foregoing are, collectively, the "Proprietary Rights and Technologies").

      B. Contemporaneously with the assignment of the Assigned rights and Technologies (as defined herein) hereunder, Assignor will assign certain of the Proprietary Rights and Technologies similar to the Assigned Rights and Technologies to certain of its affiliates, including, without limitation, (i) OccuLogix Corporation, a Florida corporation ("OccuLogix"); (ii) VascuLogix Corporation, a Delaware corporation ("VascuLogix"); and (iii) NephroLogix Corporation, a Delaware corporation ("NephroLogix"); provided that, Assignor may assign rights similar to the Assigned Rights and Technologies to other companies, entities, and individuals.

      C. Assignor desires to assign, and Assignee desires to accept, in accordance with and pursuant to the terms herein, the Assigned Rights and Technologies.

                                    COVENANTS

      In consideration of the mutual covenants and promises hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. ASSIGNMENT. Assignor hereby assigns to Assignee, its successors and assigns, and Assignee, its successors and assigns, hereby accepts, an exclusive right to use, sell, market, develop or distribute the Assigned Rights and Technologies specifically for use within the Market (as defined herein).

      1.1 ASSIGNED RIGHTS AND TECHNOLOGIES. Whenever used herein, "Assigned Rights and Technologies" shall mean the Proprietary Rights and Technologies, and any and all anticipated and unanticipated future rights, including, without limitation, certain rights granted by the United States Food and Drug Administration, Assignor may acquire, purchase, procure,

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develop, receive, accept or otherwise obtain in connection with the Proprietary
Rights and Technologies.

      1.2 MARKET. Whenever used herein, "Market" shall mean any and all treatment and/or research relating to the Disease (as defined herein) performed and/or conducted in the Territory (as defined herein).

      1.3 DISEASE. Whenever used herein, "Disease" shall mean any and all cell-mediated chronic inflammatory diseases, specifically, without limitation, Ulcerative Colitis, Crohn's Disease, Rheumatoid Arthritis and Multiple Sclerosis.

      1.4 TERRITORY. Whenever used herein, "Territory" shall mean and any and all present and future territories held, owned or possessed by Assignor relating to the Assigned Rights and Technologies (currently the United States, Canada, and Mexico).

2. LIMITATION OF CERTAIN OF THE ASSIGNED RIGHTS AND TECHNOLOGIES. In addition to the limitations upon the commercial application, scope an utility of the Assigned rights and Technologies contained herein, Assignee acknowledges and understands that certain of the Assigned Rights and Technologies are now and may continue to be effectively limited in their commercial application, scope and utility by certain agreements, licenses and other obligations, including, without limitation, (i) the limitations upon the use, sale, marketing, development and distribution of the Device (as defined herein) contained in that certain 1997 Distributorship Agreement, by and between Asahi Medical Co., Ltd., a corporation organized and existing under the laws of Japan ("Asahi") and ATI, dated February 1, 1997, as amended by that certain Amendment to 1997 Distributorship Agreement and Plasmaflo Agreement, by and between Asahi and ATI, dated January 1, 1999, as amended (collectively, the "Asahi Distributorship Agreement"), and (ii) any and all other instruments, assignments, documents and/or agreements pursuant to which Assignor obtains the right to distribute some or all of the Assigned rights and Technologies.

3. MARKET. Assignee acknowledges, accepts and understands that Assignor, contemporaneously herewith will, and in the future may, assign rights in the Proprietary rights and Technologies for use outside of the Market to third parties or other assignees, including, without limitation, OccuLogix, VascuLogix, and NephroLogix, which are similar to the rights in the Assigned Rights and Technologies assigned hereunder (provided that Assignor shall not assign rights in the Proprietary Rights and Technologies for use within the Market which are similar to the rights in the Assignor Rights and Technologies assigned hereunder). Assignee agrees that it will not, directly or indirectly, whether through or by one of its affiliates or otherwise, use, sell, market, develop or distribute the Assigned Rights and Technologies outside of the Market. In the event a dispute arises among Assignee and any or all of OccuLogix, VascuLogix and NephroLogix as to the ownership and/or commercial application of the Proprietary Rights and Technologies, including, without limitation, the scope of a specific Market, Disease, or Territory (as such terms are defined in the individual assignments from Assignor to each of Assignee, OccuLogix, VascuLogix and NephroLogix), then Assignor shall act as the sole arbiter and shall provide an equitable determination of the ownership and/or commercial application of the Proprietary Rights and Technologies among the parties. Assignee

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hereby agrees to be bound by such determination(s) made by Assignor and to fully comply with the terms of such determination(s).

4. RIGHT OF ASSIGNEE TO ASSIGN THE ASSIGNED RIGHTS AND TECHNOLOGIES. Assignee shall have the right to assign any or all of its right and interest in the Assigned Rights and Technologies to third parties or its affiliates, provided, that, the terms and provisions of any such assignment shall (i) be substantially similar to, and no less favorable to Assignor than, the terms and provisions of this Agreement, including, without limitation, the restrictions on the use, sale, marketing, development and distribution of the Assigned Rights and Technologies and (ii) not conflict with the Asahi Distributorship Agreement.

5. AGREEMENT TO SUPPLY CERTAIN OF THE ASSIGNED RIGHTS AND TECHNOLOGIES.

      5.1 EXCLUSIVE DISTRIBUTORSHIP. As a part of the assignment of the Assigned Rights and Technologies hereunder, ATI shall grant to Assignee (i) the exclusive right to use, sell, market, develop or distribute the products set forth in Exhibit A attached hereto for use within the Market ("Product I") and (ii) the non-exclusive right to use, sell, market, develop or distribute the products set forth on Exhibit B attached hereto for use within the Market ("Product II") (Product I and Product II are collectively, the "Device"), and Assignee (y) agrees to give Assignor the first opportunity to fill any orders for the Device pursuant to his Agreement, and (z) subject to Section 5.6.2, agrees not to purchase, use, sell, market, develop or distribute any apheresis devices or similar devices other than the Device, without the prior written consent of Assignor.

      5.2 SALE OF DEVICE AT COST; PAYMENT TERMS.

            5.2.1 ATI shall sell the Device to Assignee at Cost. Whenever used herein, "Cost" shall mean the aggregate price paid by ATI for the Device, including all transfer costs, shipping, import duties, royalties and the price paid to Asahi for the Device, less any discounts or allowances.

            5.2.2 Unless otherwise agreed in writing by Assignor and Assignee, upon Assignee's receipt of ATI's acceptance of an order by Assignee, Assignee (i) shall open an irrevocable letter of credit ("L/C") within thirty (30) days after bill of lading date in favor of ATI for the Cost of such order or (ii) shall make the advanced payment for the Cost of such order by money transfer in favor of ATI to ATI's designated account. Any bank charges related to the opening or amendment of the L/C or advanced payment shall be borne by Assignee.

      5.3 SCHEDULE OF ORDERS FOR THE DEVICE. For the purpose of sales planning by ATI, Assignee shall submit to ATI, in writing, before the tenth (10th) day of each calendar quarter, a report of Assignee's sales and inventory of the Device, including the level of inventory of the Device by article. Assignee also shall submit to ATI, upon request from time to time, information in its possession with respect to competitors' state of marketing and general market information, relevant economic, political and business conditions in the Territory, and texts and summaries of governmental statutes, rules and regulations established or revised from time to time, affecting the marketing or sale of the Device in the Territory.

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      5.4 MONTHLY FORECASTS. Assignee shall submit to ATI a monthly rolling order forecast before the fifteenth (15th) day of each calendar month for the six (6) calendar month period immediately following such calendar month. The rolling order forecasts for the first two (2) months of each such six (6) month period shall be deemed a firm order for the Device, and each monthly forecast shall be consistent with previous forecasts with respect to such firm orders.

      5.5 ACCEPTANCE OF ORDERS. Assignee's order shall be deemed accepted when it is acknowledged and accepted by ATI in writing which shall include, without limitation, transmission via facsimile or email. Assignee may not cancel any order after it is accepted by ATI without the written consent of ATI.

      5.6 BEST EFFORTS FOR DELIVERY; DELAY IN DELIVERY; APPORTIONMENT.

            5.6.1 ATI shall use its best efforts to deliver the Device in accordance with the delivery schedules set forth in the accepted orders. ATI shall promptly notify Assignee if it anticipates any potential delay.

            5.6.2 If Assignee has given Assignor reasonable time to fill an order of the Device and if ATI, in the reasonable judgment of Assignee, has not or will not be able to completely or partially fill orders accepted by ATI in accordance with Section 5.5, then (i) Assignee, at its discretion and upon the giving of written notice to Assignor, may agree to accept a delayed or partial shipment of the Device or (ii) Assignee, at its discretion and upon the giving of written notice to Assignor, may fill all or a portion of its unfilled order for the Device directly from Asahi and/or any other distributor. Notwithstanding the foregoing, the rights of Assignee provided for in this Section 5.6.2 shall not relieve Assignee of its obligation to give Assignor the first opportunity to fill any subsequent orders for the Device.

            5.6.3 In the event that Assignee, after first attempting to fill an order of the Device with Assignor, fills all or a portion of an order of the Device directly from Asahi and/or another distributor in accordance with Section 5.6.2, then, upon written notice from Assignee of Assignee's intention to seek other distributors to fill all or a portion of its order, Assignor shall immediately refund to Assignee any and all portions of an advanced payment for which Assignee has not or will not receive Devices. The portion of such order relating to Devices for which Assignee will seek delivery from a distributor other than Assignor will be deemed canceled in all respects and neither Assignor nor Assignee shall have any further obligation relating to such canceled portion of the order, other than Assignor's obligation to immediately refund to Assignee any advance payment by Assignee.

            5.6.4 In the event that ATI is unable to fill all of the orders placed at a specific time by each of Assignee, OccuLogix, VascuLogix and NephroLogix (for purposes of this Section 5.6.4, collectively, the "Orderers"), then ATI agrees to equitably and reasonably apportion its Devices on-hand among the Orderers; provided, that, any or all of the Orders may seek to fill the unfilled portion of its order through Asahi directly or any other distributor in accordance with Section 5.6.2

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      5.7 TERMS OF DELIVERY. The delivery of the Device shall be at the office of Assignee or such other place as reasonably requested by Assignee. ATI shall have the sole responsibility for the delivery of the Device to such destination. Assignee, in accordance with Section 5.2.1, shall be responsible for all expenses in connection with the delivery and shipment of the Device, including, without limitation, all expenses incurred in the storage, cartage and transportation of the Device, as well as all insurance, fees, charges, taxes (whether sales, use, value added or other), and governmental charges or levies and all other charges or levies relating to the delivery of the Device, whether the same are levied upon Assignor or Assignee.

      5.8 RISK OF LOSS AND TITLE. The title to and risk of loss of the Device shall pass from ATI to Assignee at the time when the purchased Device have been delivered to Assignee, to another person acting on Assignee's behalf or to such other place as reasonably requested by Assignee. All risks of loss in connection with the Device thereafter shall rest upon Assignee, including, without limitation, all risks incurred in the storage, cartage and transportation of the Device. ATI shall not be deemed in anyway responsible for obtaining freight and/or insurance, and shall not in any way be liable for the transportation, cartage, insurance or other aspects of the storage or shipment of the Device, after passage of title thereto to Assignee as set forth above.

      5.9 WARRANTY.

            5.9.1 If any Device is in a damaged condition upon its delivery to Assignee, or the amount delivered is less than that provided for in the order accepted by ATI, Assignee shall advise ATI in writing of any such circumstance within six (6) months of delivery of such Device and shall fully describe the nature of the shortage or damage. ATI shall replace such damaged Device and/or remedy such shortages, without additional charge; provided, that, ATI is given the notice referred to above and the opportunity promptly to inspect the claimed damaged or incompletely delivered Device, and provided further that ATI is reasonably satisfied that such damage and/or shortage was not caused by mishandling or misuse by the parties other than ATI after title passed to Assignee. In the event that Assignee fails to notify ATI or allow such inspection as described above, Assignee shall be deemed to have waived all damage and shortage claims against ATI for said Device.

            5.9.2 Assignor warrants that the Device has been manufactured and distributed in compliance with the United States Food and Drug Administration "good manufacturing practices." Other than the foregoing warranty, Assignor makes no warranty as to the manufacture or distribution of the Device. The Device shall be subject only to the applicable warranty provided by the manufacturer and Assignor will have no responsibility therefor; and provided further that all warranties described above in this
      Section 5.9.2 shall be ineffective, and Assignor shall have no responsibility whatsoever, in the event any Device has been subjected to misuse, mishandling, misapplication, neglect, contamination, accident, improper repair, damage by circumstances beyond Assignor's reasonable control or unauthorized modification by Assignee or its immediate customers, including, without limitation, any damage, contamination, defects or malfunctions resulting from (a) the opening of the packaging of the Device to combine the bloodline to be procured by Assignee and to be used for the Device, (b) the repackaging of the Device with the bloodline for delivery to customers, or (c) the failure

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      to adhere to instructions for use and other documentation included in shipments of the Device. The responsibility of Assignor under all warranties is limited solely to the repair or replacement of the Device, as the case may be, pursuant to the foregoing warranties. All warranty claims are subject to verification by Assignor.

            5.9.3 THE WARRANTIES SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF, AND ASSIGNOR EXPRESSLY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABLITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USE OF TRADE. ASSIGNOR SHALL NOT HAVE ANY LIABILITY TO ASSIGNEE, ITS CUSTOMERS, END-USERS OR ANY OTHER PARTY OR ANY AMOUNTS IN EXCESS OF THE ORDER PRICE OF THE DEVICE NOR FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR PROSPECTIVE PROFITS OR ANY OTHER COMMERCIAL OR ECONOMIC LOSS OF ANY KIND OR NATURE OF ASSIGNEE OR ANY THIRD PERSON, EVEN IF ASSIGNOR HAS BEEN ADVISED OF THE POSSIBILITY OF THE SAME, ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE DEVICE.

            5.9.4 Assignee shall not represent, in relation to the Device purchased hereunder, to its customers any warranties of any nature whatsoever other than those given by Assignor or required by applicable law.

      5.10 TRADEMARK AND OTHER RIGHTS.

            5.10.1 Assignee shall use the trademark(s) designated by Asahi (hereinafter referred to as "Trademark"), including, without limitation, "Plasmaflo," "Hemosorba" and "Rheofilter," as instructed by Assignor in distributing the Device purchased hereunder and shall not use any other trademarks in connection with such distribution without prior written consent of Assignor. Assignee acknowledges that Asahi is the owner of all right, title and interest in and to the Trademark in the Territory in any form or embodiment thereof and is the owner of the goodwill attached or which shall become attached to the Trademark in connection with the business and goods in relation to which the same has been, is or shall be used. Sales by Assignee shall be deemed to have been made by Asahi for purposes of trademark registration and all uses of the Trademark by Assignee shall inure to the benefit of Asahi. Assignee shall not, at any time, do or suffer to be done any act or thing which may in any way adversely affect any rights of Asahi in and to the Trademark or any registration thereof or which, directly or indirectly, may reduce the value of the Trademark or detract from its reputation. At Assignor's request, Assignee shall execute any documents, including registered user agreements, reasonably required by Assignor to confirm Asahi's ownership of all rights in and to the Trademark in the Territory and to confirm the respective rights of Assignor and Assignee under this Agreement. Assignee shall not alter, obliterate, deface or remove any mark, marking, serial number or other symbol carried on the Device or on the packaging in which the Device are enclosed without the consent of Assignor. In the event that Asahi desires to

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      change any such mark, marking, serial number of other symbol, Assignee will cooperate with Assignor in such manner as may be agreed upon by the parties. Assignee never shall challenge Asahi's ownership of or the validity of the Trademark or any application for registration there, or any trademark registrations thereof, or any rights of Asahi's therein.

            5.10.2 During the term of this Agreement and thereafter, Assignee shall not apply for or acquire the registration of the Trademark, not shall Assignee contest Asahi's right in or disturb Asahi's use of the trademark or goodwill. Should Assignee have the Trademark registered in its name or name of any other person, Assignor shall have the right to have the registration canceled or transferred to Asahi.

            5.10.3 In the event that Assignee learns of any infringement or imitation of the Trademark or of any use by any person of any trademark similar to the trademark, it promptly shall notify Assignor thereof. If requested to do so by Assignor, Assignee shall cooperate with Assignor in the protection of Asahi's rights in and to the Trademark. Assignee shall have no right to take any action with respect to the Trademark without Assignor's prior written approval.

            5.10.4 Upon the termination of this Agreement for any reason whatsoever and after Assignee has had a reasonable and sufficient time to liquidate its inventory of the Device, Assignee shall, except as Assignor may specifically authorize in writing, immediately cease and desist from carrying on any and all use of any trademarks, trade names, words or symbols of any nature indicating, explicitly or implicitly, that it is an authorized distributor or dealer of Assignor's and/or Asahi's products or other Assignor and/or Asahi goods and services.

            5.10.5 Any patent, design, copyright and other intellectual property rights embodied in the Device shall be the sole property of Assignor or the third party designated by Assignor, and Assignee shall not, either directly or indirectly, contest nor assist others in contesting the validity of such intellectual property rights. Assignor shall be entitled to terminate this Agreement forthwith on notice to Assignee if Assignee should violate said obligation. Assignee shall not acquire any right in the device by execution of this Agreement or performance hereunder or otherwise and shall not use any of them after termination of this Agreement resulting from expiration of its term or any other cause whatsoever.

            5.10.6 Nothing in this Agreement shall be construed as a warranty or representation that the Device of the use thereof will be free from infringement of any patent or other intellectual property rights of any third party. Assignor shall not be under any obligation to defend, or to participate in the defense of, Assignee against any claim or suit alleging such infringement; provided, however, that Assignor shall, at Assignee's costs, cooperate and assist Assignee in the defense of any such claim or suit.

      5.11 INDEMNIFICATION AND PRODUCT LIABILITY INSURANCE.

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            5.11.1 Assignee shall defend and indemnify Assignor against, and hold Assignor harmless from, any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) arising or alleged to arise out of the conduct of Assignee in connection with Assignee's use, distribution, promotion, technical and in-service training, and sale of the Assigned Rights and Technologies; provided, however, that (i) Assignee shall have sole control of such defense; and (ii) Assignor shall provide notice promptly to Assignee of any actual or threatened claim of which Assignor becomes aware.

            5.11.2 Assignor shall defend and indemnify Assignee against, and hold Assignee harmless from, any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) arising or alleged to arise out of the conduct of Assignor in connection with the distribution of the Assigned rights and Technologies; provided, however, that (i) Assignor shall have sole control of such defense, and (ii) Assignee shall provide notice promptly to Assignor of any actual or threatened claim of which Assignee becomes aware.

            5.11.3 Each party shall be responsible for maintaining reasonable product liability insurance coverage with respect to the Assigned Rights and Technologies in the Territory at all times during the term of this Agreement and thereafter until the time when both parties agree upon. Such insurance policy shall be written for the benefit of both Assignee and Assignor. Assignee shall deliver a certificate of such insurance to Assignor promptly upon issuance of said insurance policy.

      5.12 DISTRIBUTION OF OTHER ASSIGNED RIGHTS AND TECHNOLOGIES. Assignor agrees to enter into distributorship agreements with Assignee or Assignee's affiliate for the distribution by Assignor to Assignee of any of the Assigned Right and Technologies, other than the Device (the distribution of which is provided for herein), for which Assignor holds or owns or will hold or own distribution and/or marketing rights. Such distributorship agreements shall provide for the distribution by Assignor of the subject Assigned Rights and Technologies on terms that are substantially similar to those terms upon which Assignor receives the subject Assigned rights and Technologies; provided, that, if commercially viable, such distributorship agreements shall contain terms and provisions substantially similar to the terms and provisions contained in
Section 5.6 hereof.

      5.13 USE OF THE DEVICE. Assignee hereby agrees to use the Device only for lawful purposes and uses in accordance with any and all local, state or federal laws, rules or regulations, including, without limitation, rules and regulations relating to "good manufacturing practices" promulgated by the United States Food and Drug Administration.

6. ROYALTY.

      6.1 PAYMENT OF ROYALTY. In consideration of the assignment of the Assigned Rights and Technologies to the Assignee, Assignee agrees to pay to Assignor a royalty in an amount equal to five percent (5%) of the Gross Revenues (as defined herein) (collectively, the "Royalty"). Whenever used herein, "Gross Revenues" shall mean all revenues of Assignee and an Affiliate of Assignee (as defined herein) derived from, attributable to, or earned with the use,

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sale, marketing, development or distribution of the Assigned Rights and
Technologies, including, without limitation, the sale, lease, assignment, or license of the Assigned Rights and Technologies, less (i) all sales and use taxes relating to the foregoing; (ii) all paid reserves for returns related to the foregoing; (iii) all customer rebates related to the foregoing; (iv) all warranty reserves related to the foregoing; and (v) all charges for freight and shipping relating to the foregoing.

      When used in this Section 6, "Affiliate of Assignee" shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity or party which, directly or indirectly, controls, is controlled by, or which is under common control with Assignee. Assignee or an Affiliate of Assignee shall be deemed to be "controlled by" the other if one of them possesses, directly or indirectly, the power (a) to vote 10% or more of the securities or interests (on a fully diluted basis) having ordinary voting power for the election of directors or managers of the other or (b) to direct or cause the direction of the management policies of the other, whether by contract or otherwise. Notwithstanding the foregoing, a sales and marketing partner of Assignee which would otherwise be deemed to be an Affiliate of Assignee shall not be deemed to be an Affiliate of Assignee, if assignor in its sole discretion, so consents.

      6.2 DELIVERY OF PAYMENT AND STATEMENTS. Within forty-five (45) days after the end of each fiscal quarter of Assignee, Assignee shall deliver to Assignor
(i) quarterly financial statements clearly showing the Gross Revenues and (ii) the payment of the Royalty. Assignee agrees to keep complete and correct books, accounts and records to facilitate computation of the Royalty.

      6.3 RIGHT TO AUDIT; OVERPAYMENT; UNDERPAYMENT. For the purpose of verifying the amount of Royalty due, Assignor shall have the right to audit (the "Audit"), at its expense, the books of Assignee once per calendar year upon the giving of reasonable notice to Assignee. In the even that the amount of the aggregate quarterly payments of the Royalty for the time period contemplated by the Audit are more than the correct amount of the payments of the royalty for such time period, then the amount overpaid shall be credited to future sales of the Device. In the event that he amount of the aggregate quarterly payments of the royalty for the time period contemplated by the Audit are more than five percent (5%) less than the correct amount of the payments of the Royalty for such time period, then, in addition to paying to Assignor the amount of the Royalty previously underpaid, Assignee shall reimburse Assignor for any and all costs and expenses associated with or related to the Audit.

7. INTELLECTUAL PROPERTY. Assignor accepts, understands and acknowledges that, for the term of this Agreement, Assignee shall be the owner and holder of, among other things, any and all intellectual property, including, without limitation, all present and future rights to market the Assigned Rights and Technologies within the Market granted by the United States Food and Drug Administration, and that Assignee shall have the sole right to, among other things, conduct clinical trials and market the Assigned Rights and Technologies within the Market.

8. FORCE MAJEURE. Except for the prepayment by Assignor pursuant to Section 5.2 of advance payments of Assignee, neither party hereto shall be liable to the other in any manner for failure or delay in fulfillment of all or part of this Agreement, or any individual contract, which

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is directly or indirectly owing to any causes or circumstances beyond that party's control, including, but not limited to, failure of Asahi to supply the Device to Assignor, acts of God, governmental orders or restriction, war, war-like conditions, hostilities, sanctions, mobilization, blockade, embargo, detention, revolution, riot, looting, strike, lockout, plague or other epidemics, fire, earthquake, explosion, flood, and shortage of raw materials.

9. TERM. This Agreement shall come into effect as of the date first above written and shall continue in perpetuity until terminated pursuant to Section 10.

10. TERMINATION.

      10.1 EVENTS OF TERMINATION.

            10.1.1 Assignor may terminate this Agreement and any individual contract for the Device hereunder if upon written notice from Assignor to Assignee that Assignee is in material default of the terms and provisions of the Agreement, Assignee fails to cure such material default within 90 days after receipt of such notice.

            10.1.2 Assignee acknowledges that the assignment of the rights in the Assigned Rights and Technologies to Assignee hereunder shall immediately terminate when, and to the extent, Assignor's rights to such Assigned rights and Technologies are terminated.

      10.2 EFFECT OF TERMINATION. Termination of this Agreement and/or any individual contracts for the Device hereunder pursuant to the preceding Section shall be without prejudice and shall be additional to any right of Assignor under this Agreement, such individual contracts for the Device, law, statute or otherwise. Upon termination of this Agreement and/or such individual contracts for the Device, all payments to be made under this Agreement, including, without limitation, the payment of the Royalty and/or such individual contracts in connection with the sale of the Device hereunder shall become immediately due and payable.

11. MISCELLANEOUS.

      11.1 GOVERNING LAW; FORUM. This Agreement shall be governed by the laws of the State of Florida. Each party agrees that any suit, action or proceeding brought by such party in connection with or arising from this Agreement shall be brought solely in any state or federal court located in Florida, and each party consents to the jurisdiction and venue of each such court. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or equity.

      11.2 EFFECT OF WAIVER. The waiver, express or implied, by either of the parties hereto of any right hereunder or of any failure to perform or breach hereof by the other party hereto shall not constitute or be deemed as a waiver of any other right hereunder or of any other failure to perform or breach hereof by the other party, whether or a similar or dissimilar nature.

      11.3 ENTIRE AGREEMENT. This Agreement and its Exhibits contain the entire agreement of the parties with respect to the subject matter herein contained and supersedes any prior Agreements or understandings between the parties.

      11.4 DISPUTE RESOLUTION. Except as provided in Section 3, all disputes, controversies or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be settled by mutual consultation between the parties hereto in good faith as promptly as possible, but failing an amicable settlement, shall be finally settled by arbitration to be held in the State of Florida.

      11.5 NOTICES. Unless otherwise provided in this Agreement, all notices to be given hereunder shall be in writing and sent by facsimile transmission, overnight courier or registered airmail to the respective addresses of the parties stated above or to such other addresses as may be indicated in writing by the parties hereto by notice pursuant to this Section. If either party has changed its address, a written notice thereof shall be given to the other party pursuant to this Section.

      11.6 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be construed or interpreted to provide that Assignee shall or may act as the agent or legal representative of Assignor for any purpose whatsoever. Assignee is not granted any right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of, or in the name of, Assignor or to bind Assignor in any manner whatsoever. Notwithstanding the common ownership of the equity holders of Assignor, Assignee, OccuLogix, VascuLogix and NephroLogix, the parties hereto shall remain separate entities.

      11.7 RESPONSIBILITY FOR COSTS INCURRED HEREUNDER. Assignee shall be solely responsible for all expenses and costs incurred in performing its duties hereunder, including, without limitation, all of its own operating and sales promotion expenses.

      11.8 CONDUCT OF ASSIGNEE. the business conducted by Assignee in connection with the sale, use, marketing, development and distribution of the Assigned Rights and Technologies shall at all times be conducted and maintained so as not to detract from, interfere with or adversely reflect upon the goodwill and reputation of Assignor, the Trademark and/or trade names and Assigned Rights and Technologies.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Distributorship Agreement to be executed by their respective duly authorized representative as of the day and year first above written.

                                           ASSIGNOR:

                                           RheoLogix, L.L.C., a Delaware limited
                                           liability company

                                           By:
                                               ---------------------------------
                                           Its: President & CEO

                                           Apheresis Technologies, Inc.,
                                           a Florida corporation

                                           By: /s/ John Cornish
                                               ---------------------------------
                                           Its: President & CEO

                                           ASSIGNEE:

                                           CytaLogix Corporation, a Delaware
                                           corporation

                                           By:
                                               ---------------------------------
                                           Its: President & CEO

                                    EXHIBIT A

PRODUCT I

         First filter:     Plasmaflo OP-05W(L)

         Second filter:    Rheofilter AR-2000

Product I means the set of the above first filter and second filter which are used together.

                                   EXHIBIT B

PRODUCT II

         Plasmaflo AP-05H(L)

         Hemosorba CH-350